                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): July 24, 1997
                                                 (June 25, 1997)

                            THE MARQUEE GROUP, INC.
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               (Exact name of registrant as specified in charter)


              Delaware                                0-21711                                13-3878295
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     (State or Other Jurisdiction               (Commission File No.)             (IRS Employer Identification No.)
           of Incorporation)
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888 Seventh Avenue, New York, New York                      10019
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (212) 728-2000
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                                      N/A
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(Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS

ProServ Acquisition

         The Marquee Group, Inc. (the "Company") has entered into agreements
(the "ProServ Acquisition Agreements") to acquire approximately 94% of ProServ,
Inc. and ProServ Television, Inc (collectively, "ProServ"). ProServ is an established provider of international sports event management, television production, marketing, talent representation and consulting services. ProServ was founded in 1969 by Donald Dell, and, upon consummation of the transactions contemplated by the ProServ Acquisition Agreements, Mr. Dell will continue to serve as the chairman and chief executive officer of ProServ and will become a director of the Company. The aggregate purchase price pursuant to the ProServ
Acquisition Agreements consists of $10.1 million in cash and 225,000 shares of the Company's common stock, $.01 par value (the "Common Stock"). The Company anticipates purchasing the remaining minority interests for approximately
$609,000. The Company has deposited into escrow an aggregate of $1.5 million to secure its obligations pursuant to the ProServ Acquisition Agreements.

         The Company is currently negotiating to acquire the remaining minority interests in ProServ. If the Company is unable to acquire the remaining minority interests in ProServ on satisfactory terms, the Company intends to obtain full ownership of ProServ through a statutory merger.

QBQ Acquisition

         The Company has also entered into an agreement pursuant to which Marquee Music, Inc. ("Marquee Music"), a wholly-owned subsidiary of the Company, will acquire the assets of QBQ Entertainment, Inc. ("QBQ"), a company that books tours and appearances for a variety of entertainers, which was founded in 1986 (the "QBQ Acquisition" and, together with the acquisition of ProServ, the "Pending Acquisitions"). QBQ has relationships with, and has provided booking and touring representation services to, a variety of musicians, entertainers and groups, including Billy Joel, Metallica, Lynyrd
Skynyrd, Luther Vandross, Rodney Dangerfield and Bruce Hornsby. Upon the consummation of the QBQ Acquisition, Dennis Arfa, the founder and chief executive officer of QBQ, will serve as the chief executive officer of Marquee
Music. The aggregate purchase price for the QBQ Acquisition consists of approximately $3.1 million payable in cash, $1.6 million payable in annual installments over eight years and up to $2.5 million payable in shares of Common Stock, of which shares relating to up to $500,000 are subject to an escrow agreement. The Company has deposited an aggregate of $400,000 to secure its obligations pursuant to the QBQ Acquisition agreement.

         The timing and consummation of the Pending Acquisitions are subject to a number of conditions, certain of which are beyond the Company's control, and there can be no assurance that the Pending Acquisitions will be consummated.

Tender Offer and Offering

         On July 23, 1997, the Company commenced a tender offer to purchase all (but not less than 3,200,000 representing approximately 70.8%) of the 4,519,162 outstanding Warrants at a cash purchase price of $2.25 per Warrant.
On July 23, 1997, the Company also filed a Registration Statement on Form SB-2 relating to the offering of approximately 8.6 million shares of Common Stock
(including the over-allotment option).

         The foregoing descriptions are incomplete. They should be read in conjunction with, and are qualified in their entirety by, the agreements relating to the Pending Acquisitions and the information set forth in the Transaction Statement on Schedule 13E-3, appearing as Exhibits 10.1 through
10.4 hereto.


EXHIBITS

10.1 Purchase and Sale Agreement, dated as of June 25, 1997, by and among ProServ, Inc., ProServ Television, Inc., Donald L. Dell and The
         Marquee Group, Inc. (incorporated by reference to exhibit 10.19 to the Company's Registration Statement on Form SB-2, filed on July 23,
         1997).

10.2 Stock Purchase Agreement (incorporated by reference to exhibit 10.21 to the Company's Registration Statement on Form SB-2, filed on July
         23, 1997).


10.3 Asset Purchase and Sale Agreement, dated as of July 21, 1997, by and among QBQ Entertainment, Inc., Marquee Music, Inc., Dennis Arfa and
         The Marquee Group, Inc. (incorporated by reference to exhibit 10.20 to the Company's Registration Statement on Form SB-2, filed on July 23,
         1997).

10.4     Transaction Statement on Schedule 13E-3 (incorporated by reference to
         Transaction Statement on Schedule 13E-3, filed on July 23, 1997).

10.5     Press Release regarding the tender offer, dated July 23, 1997
         (incorporated by reference to Exhibit (d)(7) to Transaction Statement on Schedule 13E-3, filed on July 23, 1997).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                         THE MARQUEE GROUP, INC.



                                         By: /s/ Jan E. Chason
                                            ------------------------------
                                            Name:  Jan E. Chason
                                            Title:  Chief Financial Officer and
                                                    Treasurer


Date:    July 24, 1997


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